Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-258134

Relating to Prospectus Supplement Dated February 7, 2022 to

Prospectus Dated August 6, 2021

Dear First Last name:

The Rights Offering expiration for Lument Finance Trust Inc. is quickly approaching. Record date stockholders received 1.5 transferable rights for each outstanding shares of common stock owned on the record date. The rights entitle the holders to purchase one new share of common stock for every right held.

The rights will expire if they are not exercised by 5:00 p.m., New York City time, on February 11, 2022, the expiration date of the offering, unless extended as described in the prospectus.

To view the prospectus, click on link to the SEC website: Lument Finance Trust Inc. Prospectus

To view the latest press release, Click on the link to the SEC website: Lument Finance Trust Inc. Press Release

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